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                                                                    EXHIBIT 10.6

                               November 11, 1996

Mr. Iain Calder
6045 N.W. 22nd Avenue
Boca Raton, Florida 33496

Dear Iain:

     This will confirm the agreement between you and American Media, Inc. modifying the terms of your Employment Agreement dated November 22, 1995.

          1. Section 2 of the Agreement is modified to read as follows:

             TERM OF EMPLOYMENT.

     Employee's Term of Employment under this Agreement shall continue as set forth in Paragraph 9 of this Agreement unless earlier terminated as is provided in paragraph 7 of this Agreement.

          2. The first paragraph of Section 9 of the Agreement is modified as follows:

             TERM OF AGREEMENT AND CONSULTING AGREEMENT.

     Effective December 1, 1996 this Agreement shall continue on the same terms and conditions without a definite termination date. However, either party may terminate this Agreement by giving six (6) months prior written notice of termination to the other party. At the expiration of this Agreement as a result of any such notice, Employer agrees to employ Employee as a Consultant for a period of two (2) years from the expiration of this Agreement at the rate of $100,000 per annum (the "Consulting Agreement").

     All other terms and conditions of the November 22, 1995 Employment Agreement which are not inconsistent with the above modifications shall continue and remain in full force and effect. Please indicate your acceptance to the above modifications on the enclosed copy of this letter.

                                          AMERICAN MEDIA, INC.

                                          By:    /s/ MAYNARD RABINOWITZ
                                            ------------------------------------
                                                     Maynard Rabinowitz
                                                       Vice Chairman

AGREED TO AND ACCEPTED

By:         /s/ IAIN CALDER
    ----------------------------------
               Iain Calder

Dated: Nov. 11, 1996

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